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                                                                    EXHIBIT 21.1
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                   SUBSIDIARIES OF AXENT TECHNOLOGIES, INC.
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          NAME                                            ORGANIZED IN
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AssureNet Pathways, Inc.                                  Delaware

AXENT Technologies Limited                                United Kingdom

AXENT B.V.                                                Netherlands

Datamedia Corporation                                     Delaware

Raptor Systems, Inc.                                      Delaware